Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Memorial Production Partners GP LLC and

Unitholders of Memorial Production Partners LP:

We consent to the incorporation by reference in the registration statement (No. 333‑178493) on Form S-8, (No. 333-187055) on Form S-3, (No.333-189449) on Form S-3, (No.333-198560) on Form S-3, and (No.333-199312) on Form S-3, of Memorial Production Partners LP and subsidiaries of our reports dated February 24, 2016, with respect to the consolidated balance sheet of Memorial Production Partners LP as of December 31, 2015, the consolidated and combined balance sheet of Memorial Production Partners LP as of December 31, 2014, the related consolidated and combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of Memorial Production Partners LP.

As discussed in Note 1 to the consolidated and combined financial statements of Memorial Resource Development Corp. and subsidiaries, the balance sheet as of December 31, 2014, and the statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 2015, have been prepared on a combined basis of accounting.

As discussed in Note 1 and Note 2 to the consolidated and combined financial statements, Memorial Production Partners LP changed its method of accounting for debt issuance costs effective January 1, 2014 due to the adoption of FASB ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs. Additionally, as discussed in Note 1 and Note 2 to the consolidated and combined financial statements, Memorial Production Partners LP changed its method of accounting for deferred income taxes effective January 1, 2014 due to the adoption of FASB ASU 2015-17, Balance Sheet Classification of Deferred Taxes.

/s/ KPMG LLP

Houston, Texas

February 24, 2016